Exhibit 99.1

3756 Central Avenue Riverside, CA 92506	NEWS RELEASE

PROVIDENT FINANCIAL HOLDINGS
UPDATES ACTIVITY REGARDING STOCK REPURCHASE PLAN

Riverside, Calif. – July 8, 2014 – Provident Financial Holdings, Inc. (“Company”), NASDAQ GS: PROV, the holding company for Provident Savings Bank, F.S.B., today announced that the Company purchased 356,608 shares of common stock for the quarter ended June 30, 2014 consistent with the May 2014 and November 2013 stock repurchase programs.  There were 9,312,269 common shares outstanding at June 30, 2014 after accounting for the repurchased shares and other activity.
For the fiscal year ended June 30, 2014 the Company purchased 1,126,630 shares of common stock which is approximately 10.9% of the total shares outstanding at June 30, 2013.
The Company purchases shares from time to time in the open market or through privately negotiated transactions depending on market conditions, the capital requirements of the Company, available cash that can be allocated to the stock repurchase plan, and available shares in the current stock repurchase plan, among other considerations.  At June 30, 2014, the May 2014 stock repurchase program has 250,027 shares available for future repurchase activity.

Safe-Harbor Statement

Certain matters in this News Release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements may relate to, among

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others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company’s mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company’s actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2013.

Contacts:	Craig G. Blunden	Donavon P. Ternes
	Chairman and	President, Chief Operating Officer,
	Chief Executive Officer	and Chief Financial Officer

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